UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 8, 2015

EVERCORE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 East 52nd Street

New York, New York 10055

(Address of principal executive offices)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) Evercore Partners Inc. held its annual meeting of stockholders on June 8, 2015.

(b) Stockholders voted on the matters set forth below.

1. The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following final tabulation of votes:

Roger C. Altman	For	33,653,958
	Withheld	146,883
	Broker non-votes	4,538,168

Richard I. Beattie	For	33,438,113
	Withheld	362,728
	Broker non-votes	4,538,168

Francois de Saint Phalle	For	31,032,426
	Withheld	2,768,415
	Broker non-votes	4,538,168

Gail B. Harris	For	33,541,814
	Withheld	259,027
	Broker non-votes	4,538,168

Curt Hessler	For	33,224,010
	Withheld	576,831
	Broker non-votes	4,538,168

Robert B. Millard	For	14,615,698
	Withheld	19,185,143
	Broker non-votes	4,538,168

Willard J. Overlock, Jr.	For	33,729,884
	Withheld	70,957
	Broker non-votes	4,538,168

Ralph L. Schlosstein	For	33,680,063
	Withheld	120,778
	Broker non-votes	4,538,168

William J. Wheeler	For	33,730,779
	Withheld	70,062
	Broker non-votes	4,538,168

2. The appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Evercore Partners Inc. for the year 2015 was ratified, based upon the following final tabulation of votes:

For	37,593,903
Against	730,334
Abstain	14,772
Broker non-votes	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVERCORE PARTNERS INC.

By:	/S/ ADAM B. FRANKEL
Name:	Adam B. Frankel
Title:	General Counsel

Dated: June 9, 2015